   As filed with the Securities and Exchange Commission on September 9, 1999
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _______________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            _______________________
                              LIQUID AUDIO, INC.
            (Exact name of Registrant as specified in its charter)
                            _______________________

         Delaware                                  7373                              77-0421089
(State or other jurisdiction of         (Primary Standard Industrial              (I.R.S. Employer
incorporation or organization)           Classification Code Number)            Identification Number)

                              810 Winslow Street
                            Redwood City, CA 94063
                                (650) 549-2000

(Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                          1996 EQUITY INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                           _______________________

                               Gerald W. Kearby
                            Chief Executive Officer
                              Liquid Audio, Inc.
                              810 Winslow Street
                            Redwood City, CA 94063
                                (650) 549-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                           _______________________

                                  Copies to:
                             ALAN K. AUSTIN, Esq.
                              MARK REINSTRA, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300
                           _______________________
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                           _______________________








                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                                         Proposed
                                                                         Maximum            Proposed
                                                       Amount            Offering           Maximum
     Title of Each Class of Securities to              to be              Price            Aggregate              Amount of
                be Registered                        Registered         Per Share        Offering Price        Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
1996 Equity Incentive Plan
Common Stock,  $0.001 par value
(currently outstanding options) (1)............   1,328,373 shares    $ 5.7023277    $    7,574,818.15         $     2,105.80
----------------------------------------------------------------------------------------------------------------------------------
1996 Equity Incentive Plan
Common Stock, $0.001 par value
(options available for future grant) (2).......   1,122,333 shares    $   26.5625    $   29,811,970.32         $     8,287.73
----------------------------------------------------------------------------------------------------------------------------------
1996 Equity Incentive Plan
Common Stock, $0.001 par value
(outstanding stock subject to repurchase) (3)..     212,498 shares    $   26.5625    $    5,644,478.13         $     1,569.17
----------------------------------------------------------------------------------------------------------------------------------
Total 1996 Equity Incentive Plan shares
registered.....................................   2,663,204 shares                   $   43,031,266.60         $    11,962.70
----------------------------------------------------------------------------------------------------------------------------------
1999 Employee Stock Purchase Plan
Common Stock, $0.001 par value (4).............     500,000 shares    $ 22.578125    $   11,289,062.50         $     3,138.36
----------------------------------------------------------------------------------------------------------------------------------
Total Registration Fees                                                                                        $    15,101.06
==================================================================================================================================

(1) The computation is based upon the weighted average exercise price per share of $5.7023277 as to 1,328,373 outstanding but unexercised options to purchase Common Stock under the 1996 Equity Incentive Plan (the "Currently Outstanding Options").

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 1,122,333 shares of Common Stock authorized for issuance pursuant to the 1996 Equity Incentive Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on September 2, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The 1996 Equity Incentive Plan allows for recipients of options to exercise options prior to their being vested, subject to the Company's right to repurchase unvested shares, which right lapses over time. Should such outstanding shares be repurchased, they may be reissued as options to purchase Common Stock pursuant to the 1996 Equity Incentive Plan. The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the 212,498 shares of Common Stock subject to repurchase pursuant to the 1996 Equity Incentive Plan, solely for the purpose of calculating the registration fee. Such shares have not been repurchased by the Company and remain outstanding. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on September 2, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on September 2, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Information Incorporated by Reference.
           -------------------------------------

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The audited financial statements for the Registrant's fiscal year ended December 31, 1998 contained in the Prospectus, dated July 9, 1999, filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 on July 9, 1999.

     (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on May 4, 1999.

     (c) The Quarterly Report for the quarterly period ended June 30, 1999 on Form 10-Q filed pursuant to Section 13 and 15(d) of the Exchange Act on August 13, 1999.

     (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.    Description of Securities.
           -------------------------

     Not applicable.

Item 5.    Interests of Named Experts and Counsel.
           --------------------------------------

     Issac J. Vaughn, a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is Assistant Secretary of the Registrant. Wilson Sonsini Goodrich & Rosati is corporate counsel to the Registrant.

Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------

     The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). The Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).

Item 9.  Undertakings.
         ------------

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Palo Alto, State of California on September 9, 1999.

                                        LIQUID AUDIO, INC.

                                        By: /s/ GARY J. IWATANI
                                            --------------------------
                                            Gary J. Iwatani
                                            Senior Vice President and Chief
                                            Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald W. Kearby and Gary J. Iwatani, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                           TITLE                              DATE
          ---------                           -----                              ----
     /s/ GERALD W. KEARBY            President, Chief Executive Officer     September 9, 1999
---------------------------------     and Director (Principal
         Gerald W. Kearby             Executive Officer)

     /s/ GARY J. IWATANI             Senior Vice President and Chief        September 9, 1999
---------------------------------     Financial Officer (Principal
         Gary J. Iwatani              Financial and Accounting
                                      Officer)

     /s/ PHILIP R. WISER             Senior Vice President of               September 9, 1999
---------------------------------     Engineering, Chief Technical
         Philip R. Wiser              Officer and Director

     /s/ ANN WINBLAD                 Director                               September 9, 1999
---------------------------------
         Ann Winblad

     /s/ SILVIA KESSEL               Director                               September 9, 1999
---------------------------------
         Silvia Kessel

     /s/ SANFORD R. CLIMAN           Director                               September 9, 1999
---------------------------------
         Sanford R. Climan

     /s/ ERIC P. ROBISON             Director                               September 9, 1999
---------------------------------
         Eric P. Robison

_________________

* The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant.

                               INDEX TO EXHIBITS

                                                                 Sequentially
                                                                   Numbered
  Exhibit Number               Exhibit Document                      Page
 -------------------------------------------------------------------------------
      4.1*        Certificate of Incorporation of Registrant

      4.2*        Bylaws of Registrant

      4.3*        1996 Equity Incentive Plan

      4.4*        1999 Employee Stock Purchase Plan

      5.1         Opinion of Wilson Sonsini Goodrich & Rosati,
                  Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant)

     23.1         Consent of PricewaterhouseCoopers LLP
                  (Independent Accountants)

     23.2         Consent of Wilson Sonsini Goodrich & Rosati,
                  Professional Corporation (contained in Exhibit
                  5.1 hereto)

     24.1         Power of Attorney (see page II-3)

-----------------
* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-77707), effective July 9, 1999.